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                                                                     EXHIBIT 3.1

                               ARTICLES OF MERGER
                                       of
             LEDGER CAPITAL CORP. into ANCHOR BANCORP WISCONSIN INC.


On behalf of the Surviving Corporation named herein, and pursuant to Section
180.1105 of the Wisconsin Business Corporation Law, the undersigned hereby makes and executes these Articles of Merger and states as follows:


A.       CORPORATIONS PARTY TO THE MERGER

         Anchor BanCorp Wisconsin Inc., a Wisconsin corporation, the Surviving Corporation.

         Ledger Capital Corp., a Wisconsin corporation, the Merging Corporation.

B.       PLAN OF MERGER.

         A true and correct copy of the Agreement and Plan of Merger between the parties dated June 15, 2001 is attached hereto.* The Plan was approved in accordance with Section 180.1103 of the Wisconsin Statutes.

C.       EFFECTIVE DATE AND TIME.

         These Articles of Merger shall be effective as of 12:01 a.m. on November 10, 2001.

                  Dated as of the 9th day of November, 2001.

                                       ANCHOR BANCORP WISCONSIN INC.

                                       By:   /s/ DOUGLAS J. TIMMERMAN

                                             Douglas J. Timmerman, President

This instrument was drafted by William L. Dowling

Please return to:              William L. Dowling
                               Whyte Hirschboeck Dudek S.C.
                               111 East Wisconsin Avenue
                               Suite 2100
                               Milwaukee, Wisconsin  53202-4894
                               (414) 273-2100

* The Agreement and Plan of Merger dated June 15, 2001, between Ledger Capital Corp. and the Registrant referenced in and attached to the Articles of Merger is filed as Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 filed with the Commission on August 10, 2001 (Registration No. 333-67228) and is incorporated herein by reference thereto.